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                              Independent Auditors' Consent


To the Shareholders and Board of Trustees of Smith Barney Investment Trust:


We consent to the incorporation by reference of our report dated January 13, 2003 with respect to the November 30, 2002 financial statements of the Smith Barney Large Capitalization Growth Fund of the Smith Barney Investment Trust and to the reference to our firm under the heading "Representations and Warranties" within Exhibit A of the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

                                                                       KPMG LLP

New York, New York
February 3, 2003